Exhibit 99

       RF Monolithics Reports First Quarter Financial Results;
              RFM Reports Growth in Sales and Net Income

    DALLAS--(BUSINESS WIRE)--Dec. 18, 2003--RF Monolithics, Inc. (NASDAQ:RFMI) today reported sales for the first quarter ended November 30, 2003, of $11.1 million compared to sales of $10.6 million for the first quarter of the prior year. The Company reported net income of $401,000 or $0.05 per diluted share compared to net income of $54,000 or $0.01 per diluted share for the prior year's first quarter.
    President and CEO of RF Monolithics, Inc., David M. Kirk, commented, "We reported a 5% increase in sales over the same period last year, the strongest gross profit margin and pre-tax profit in over four years; and a 60% increase in net income over last quarter. We believe this validates the business model we have put into place and that the product offering we have developed will provide the solid, sustained growth our stakeholders expect.
    "Our sales this quarter were on target with our guidance and broke a seven year trend of reporting lower first quarter sales. Sales of our Virtual Wire(R) and Frequency Control products were strong again this quarter and we reported record sales of our Filter products. These sales increases offset lower sales for Low-Power Components and this favorable product mix provided a gross profit margin of 29.7%. We believe this shift to our higher-value products is positive for the Company and the technical capabilities of these products fulfill requirements in major growth applications for wireless connectivity."
    Mr. Kirk further commented, "Looking toward our second quarter performance, we expect to continue to report sales growth in a range of 5-7% over the prior year. Our sales tend to be seasonal and typically decrease in our second quarter compared to our first quarter. We believe we have an opportunity this quarter to break that trend. The strength of bookings for our value-added products this quarter suggests a good product sales mix which we expect will keep our gross profit margin in the high 20% range. Our operating expenses are expected to remain flat relative to sales and we expect to again report positive operating cash flow."
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    Quarter Highlights:

    -- The Company reported a 60% increase in net income over its previous quarter and over 7 times the net income reported for the prior year's first quarter.

    -- The Company reported a 5% growth in sales over its prior year's 1st quarter. The reported $11.1 million in sales breaks a seven-year trend of reporting lower 4th quarter to 1st quarter sales.

    -- The Company reported a 29.7% gross profit margin for the quarter. This is its strongest gross profit margin reported in four years and reflects the success of the Company's initiatives to reduce its manufacturing costs and strengthen its product mix.

    -- The Company reported positive cash flow from operations for the tenth consecutive quarter. This was a contributing factor to the reduction of its bank debt by $1.9 million during the quarter.

    -- The Company reported record sales for its filter products this quarter and recorded its strongest filter bookings in over five years. This significant filter activity reflects growth in satellite radio applications. Subsequent to quarter end, the Company recorded shipment of its two millionth filter for this application.

    -- During the quarter the Company announced it had been selected by a leading manufacturer of OEM satellite radios receivers to provide IF filters for integration with a new generation chipset. The Company expects to begin production shipments in its third quarter and to ramp up production in its fourth quarter of fiscal year 2004.

    -- The Company expanded its sales channel with the addition of Richardson Electronics, Ltd., a worldwide provider of "engineered solutions," to operate as a distributor for its broad range of products.

    -- The Company continues to report growing strength for several wireless applications including Tire Pressure Monitoring, Satellite Radio and Automated Meter Reading while demand for consumer applications continues to fluctuate with customer promotions.

    --  Product Mix for first quarter sales was:
            --  Low-power Components        $4.8  Million
            --  Virtual Wire Products       $2.9  Million
            --  Filter Products             $2.5  Million
            --  Frequency Control Products  $0.7  Million
            --  Technology Development      $0.2  Million
                                            -------------
                    Total Product Sales     $11.1 Million

    --  Market Diversification for first quarter sales was:
            --  Automotive                  33%
            --  Consumer                    11%
            --  Distribution                21%
            --  Industrial                  21%
            --  Telecom                     14%

    About RFM:

    RFM, headquartered in Dallas, Texas, is a leading developer, manufacturer and supplier of a broad range of radio frequency components and modules based on surface acoustic wave technology for the automotive, consumer, communications, medical, and industrial markets worldwide. For more information on RF Monolithics, Inc., please see our Web site at www.rfm.com.

    Forward-Looking Statements:

    This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the Company's plans, objectives, expectations and intentions involve risks and uncertainties. Statements containing terms such as "believe", "expects", "plans", "anticipates", "may" or similar terms are considered to contain uncertainty and are forward-looking statements. Further, the Company's actual results could differ materially from those discussed. Factors that could contribute to such differences include, but are not limited to, general economic conditions, acts of war, or acts of terrorism as they affect the Company, its customers and manufacturing partners, the timely development, acceptance and pricing of new products, the successful implementation of improved manufacturing processes, the dependence on offshore manufacturing, the impact of competitive products and pricing, availability of sufficient materials, labor, and assembly capacity to meet product demand, as well as the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended August 31, 2003. The Company does not assume any obligation to update any information contained in this release.

    Management Conference Call:

    RFM will host a Conference Call, open to the public, today at 5:00 p.m. EST. The public will have the opportunity to listen to the Conference Call over the Internet or by dialing a toll-free number. Below is the information you will need:

    Internet Access-

    RFM at http://www.rfm.com. Click on the "Investor Relations" section and then click on "WebCast Live". The webcast is also distributed over CCBN's Investor Distribution Network to both institutional (at www.streetevents.com) and individual investors (at www.companyboardroom.com). To listen to the live call, please go to the Web site at least 15 minutes early to download and install any necessary audio software. A replay will be available on CCBN.

    Telephone Access-

    The toll-free dial-in number is 1-877-461-2816, reservation number T454481R. Please call 10 minutes prior to scheduled start time. After the Conference Call, a replay will be available and can be accessed by dialing 1-888-518-1010. This replay will be active from 7:00 p.m. EST December 18 through January 18, 2004.


                         RF Monolithics, Inc.
            Condensed Consolidated Statements of Operations
               (In Thousands, Except Per Share Amounts)

                                               Three Months Ended
                                                   November 30,
                                                2003          2002
                                            ------------  ------------
                                                   (Unaudited)

Sales                                         $  11,139     $  10,628
Cost of sales                                     7,833         7,752
                                            ------------  ------------
   Gross profit                                   3,306         2,876

Research and development                            854           788

Sales and marketing                               1,269         1,220

General and administrative                          713           665
                                            ------------  ------------
   Operating expenses                             2,836         2,673
                                            ------------  ------------
   Income from operations                           470           203

Other expense, net                                  (64)         (143)
                                            ------------  ------------
   Income before income taxes                       406            60

Income tax expense                                    5             6
                                            ------------  ------------
   Net Income                                 $     401     $      54
                                            ============  ============
Earnings per share:

   Basic                                      $     .06     $     .01
                                            ============  ============
   Diluted                                    $     .05     $     .01
                                            ============  ============
Weighted average common shares outstanding:

   Basic                                          7,278         7,132
                                            ============  ============
   Diluted                                        7,752         7,177
                                            ============  ============


                         RF Monolithics, Inc.
                 Condensed Consolidated Balance Sheets
                            (In Thousands)

                                          November 30,    August 31,
                                             2003            2003
                                         -------------  --------------
                                          (Unaudited)
ASSETS

Cash                                       $      155      $      216

Accounts receivable, net                        7,230           6,913

Inventory                                       7,742           7,894

Other current assets                              318             322
                                         -------------  --------------

   Total current assets                        15,445          15,345

Net property and equipment                      8,714           9,201

Other assets                                      263             277
                                         -------------  --------------

   Total                                   $   24,422      $   24,823
                                         =============  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                        $    5,499      $    6,451

Long-term debt                                    866             892

Other liabilities                                 185             190
                                         -------------  --------------
   Total liabilities                            6,550           7,533

Stockholders' equity                           17,872          17,290
                                         -------------  --------------

   Total                                   $   24,422      $   24,823
                                         =============  ==============

    CONTACT: RF Monolithics, Inc., Dallas
             Buddy Barnes, 972-233-2900
             Carol Bivings, 972-448-3767